TRxADE GROUP, INC.

Completes Restructuring

TAMPA, FL – (January 6th 2017) – Trxade Group, Inc., (OTCQB: TRXD) a web-based market platform with over 6,700 registered independent pharmacy customers that enables its customers to quickly source and purchase pharmaceuticals, accessories and services from a wide range of manufacturers and drug distributors, completed the first phase of a comprehensive restructuring plan designed to refocus the company on its core trading platform.

Today CEO Suren Ajjarapu announced the Company completed the sale of its wholesale and private label distribution division, held under its wholly-owned subsidiary, Westminster Pharmaceutical, on December 31, 2016.  This restructuring also included a number of organizational changes and the reduction of debt.  With completion of this sale, Trxade Group, Inc. has refocused its business strategy to its core business. This restructuring strategy places increased emphasis on Trxade’s trading platform and enhancing revenues in platform monthly sales, payment gateway plans, and category sales for pharmacies in specialty drugs, controlled drugs, DME’s and OTC products.

“As a result of our refocused business strategy, Trxade Group is better aligned to achieve sustainable long-term growth and profitability,” said Suren Ajjarapu, CEO of Trxade Group, Inc. “We are encouraged by the upward trend in our business levels and with the completion of our restructuring plan we feel we are on a firm financial footing for the long term.”

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (OTCQB: TRXD) is a web based market platform that enables trade among healthcare buyers and sellers of pharmaceuticals, accessories and services.  Founded in 2010, Trxade Group currently operates the trading platform with over 6700 registered members. For additional information please visit us at http://www.trxadegroup.com.

Forward-Looking Statements

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Investor Relations Contact: Max Pashman 818-280-6800 mpashman@irpartnersinc.com